Exhibit 15.1
October 27, 2008
The Board of Directors and Stockholders
F.N.B. Corporation
We are aware of the incorporation by reference in the Registration Statement (Form S-3) of FNB Financial Services LP and F.N.B. Corporation for the registration of $350,000,000 of subordinated notes of our report dated August 6, 2008 relating to the unaudited condensed consolidated interim financial statements of F.N.B. Corporation that are included in its Form 10-Q for the quarter ended June 30, 2008.
/s/ Ernst & Young LLP
Pittsburgh. Pennsylvania